Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-148594) of Zynex, Inc. of our report dated March 31, 2015, (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern), which appears on page F-1 of this Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ GHP Horwath, P.C.
Denver, Colorado

March 31, 2015